Adamis Pharmaceuticals Corporation 8-K

Exhibit 10.1

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of November 10, 2010, and is entered into by and between Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”) and Eses Holdings (FZE), a limited liability free zone establishment formed in accordance with the laws of Sharjah, United Arab Emirates (“Purchaser” and together with the Company, the “Parties”, and each, individually, a “Party”).

1           AGREEMENT TO PURCHASE AND SELL COMMON STOCK.

1.1           Agreement to Purchase and Sell.  Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to Purchaser, and Purchaser agrees to purchase from the Company, forty million (40,000,000) shares of Common Stock (the “Shares”), at a purchase price of twenty-five U.S. cents (US$0.25) per share.

2           CLOSINGS; PAYMENT AND DELIVERY.

2.1           Closings.  The consummation of the purchase and sale of the Shares shall occur in separate closings (each, a “Closing”).

(a)           The initial closing under this Agreement (the “Initial Closing”) shall take place as soon as practicable but no more than three (3) business days after the conditions applicable to the Initial Closing set forth in Sections 6 and 7 below have been satisfied (or waived by the Party entitled to waive such condition), or at such other time and place upon which the Company and Purchaser mutually agree (the “Initial Closing Date”).  On the Initial Closing Date, Purchaser shall transfer to the Company the amount of five million U.S. Dollars (US$5,000,000) and the Company shall issue twenty million (20,000,000) Shares to Purchaser in exchange therefor.

(b)           Subsequent closings (each a “Milestone Closing”) shall take place within three (3) business days after the conditions applicable to each such Milestone Closing set forth in Sections 6 and 7 below have been satisfied (or waived by the Party entitled to waive such condition) as detailed in a notice from the Company to Purchaser sent no fewer than ten (10) business days prior to the proposed Milestone Closing Date, or at such other time and place upon which the Company and Purchaser mutually agree (each a “Milestone Closing Date”).  On each Milestone Closing Date, Purchaser shall transfer to the Company the amount of money specified on Exhibit A for such Milestone Closing and the Company shall issue the number of Shares specified on Exhibit A for such Milestone Closing to Purchaser in exchange therefor.

The place of each Closing shall be such place as shall have been agreed to by the Company and Purchaser, or shall take place remotely.

2.2           Payment and Delivery.  At each Closing, Purchaser will purchase the Shares being purchased at such Closing against delivery to Purchaser (or its designated custodian) by the Company of evidence of ownership of such Shares and/or a copy of the Company’s irrevocable instructions to its transfer agent to prepare and issue such Shares.  The full purchase price for such Shares shall be paid at Purchaser’s option at each Closing by (i) a check payable to the Company’s order, (ii) wire transfer of funds to an account designated by the Company or (iii) any combination of the foregoing, subject to reasonable prior notification.  For purposes of this Agreement, a “business day” means a day (A) other than Saturday or Sunday and (B) on which commercial banks are open for business in San Diego, California.

3           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to Purchaser that, except as set forth in the Disclosure Schedule and Schedule of Exceptions (the “Disclosure Schedule”) separately delivered by the Company to Purchaser, the statements in the following paragraphs of this Section 3 are true and correct:

3.1           Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated, and has all requisite corporate power and authority to conduct its business as currently conducted and to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the issuance and sale of the Shares (the “Contemplated Transactions”).  Each of the Company and its Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.  As used in this Agreement, “Material Adverse Effect” means any event or collection of events which individually or in the aggregate would reasonably be expected to have a material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or on the authority or ability of the Company to perform fully its obligations under this Agreement; provided, however, that for purposes of this Agreement, “Material Adverse Effect” shall not include any effect attributable solely to changes in the trading prices for the Common Stock.

3.2           Capitalization.  Section 3.2 of the Disclosure Schedule sets forth the following information, as of the date hereof:  (i) the number of outstanding shares of Common Stock and other equity interests in the Company; (ii) the number of shares of Common Stock and other equity interests in the Company that are issuable pursuant to the Company’s stock option, stock purchase, or similar equity incentive plans; and (iii) the number of shares of Common Stock and other equity interests in the Company that are issuable pursuant to outstanding securities exercisable for, or convertible into, or exchangeable for, any shares of Common Stock or other equity interests in the Company.  All of the issued shares of Common Stock (i) have been duly validly issued, (ii) are fully paid, non-assessable and free of preemptive rights, (iii) were issued in compliance with applicable securities law and any rights of third parties, and (iv) except as set forth in the SEC Filings, are free and clear of any lien, charge, security interest, encumbrance, right of first refusal, or preemptive right (collectively, “Liens”).  No Person is entitled, or, to the Company’s knowledge purports to be entitled, to any right of first refusal, preemptive right, right of participation, or any similar right, (i) to participate in the Contemplated Transactions or (ii) otherwise with respect to any securities of the Company. Except as set forth in the SEC Filings or in the Disclosure Schedule, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is, or may be, obligated to issue any equity securities of any kind.  Except as forth in the SEC Filings, there are no voting, buy-sell, outstanding or authorized stock appreciation, right of first purchase, phantom stock, profit participation or equity-based compensation agreements, options or arrangements, or like rights relating to the securities of the Company or agreements of any kind among the Company and any of its security holders.  Except as forth in the SEC Filings, no Person has the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.  The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.  The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.  The Company has not (i) declared or paid any dividends, or (ii) authorized or made any distribution upon or with respect to any class or series of its capital stock.

3.3           Indebtedness and Other Contracts.  Except as disclosed in the SEC Filings, as of the date hereof, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), or (ii) is in violation of or default under any Material Agreement, and to the Company’s knowledge, no counterparty to any Material Agreement is in violation of or default under any Material Agreement (as defined below) where such violation or default would reasonably be expected to result in a Material Adverse Effect.  All contracts and agreements required to be filed as exhibits to the Company’s periodic reports filed as material agreements (“Material Agreements”) with the U.S. Securities and Exchange Commission (the “SEC”) have been so filed.  The Company has not engaged in the past three (3) months in any discussion with any representative of any Person regarding (i) a sale or exclusive license of all or substantially all of the Company’s assets or any material asset, or (ii) any merger, consolidation or other business combination transaction of the Company with or into another Person.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP (as defined below), is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof or other entity of whatever nature.

3.4           Insurance.  The Disclosure Schedule sets forth a list of the insurance policies maintained by the Company.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.5           Employee Matters.

(a)           As of the date hereof, the Company employs ten full-time employees and one part-time employees and engages no consultants or independent contractors whose services for the Company relate to the creation or development of Company IP (an “IP Consultant”).  The Disclosure Schedule identifies any employee, or any such consultant or independent contractor of the Company, whose cash compensation for the fiscal year ended March 31, 2010 exceeded US$100,000 or is anticipated to receive compensation in excess of US$100,000 for the fiscal year ending March 31, 2011.

(b)           To the Company’s knowledge, none of its officers, directors, employees, consultants and independent contractors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such person’s ability to promote the interest of the Company or that would conflict with the Company’s business.  Neither the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such person is now obligated.

(c)           The Company:  (i) is not delinquent in payments to any of its officers, directors, employees, consultants and independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors; (ii) has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining; and (iii) has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from officers, directors, employees, consultants and independent contractors of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing, except where such delinquency, non-compliance, or failure to have taken any action described above could, individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect.  To the Company’s knowledge, all elections and notices under Section 83(b) of the Internal Revenue Code have been or will be timely filed by all individuals who have acquired unvested shares of the Company’s Common Stock.

(d)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or enterprise agreement or employs any member of a union or any employees subject to an award.  The Company and its Subsidiaries believe that their relations with their officers, directors, employees, consultants and independent contractors are good.  No “executive officer” of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary in writing that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary, nor does the Company have a present intention to terminate the employment of any such person.  To the Company’s knowledge, no executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any material liability with respect to any of the foregoing matters.

(e)           The employment of each employee of the Company is terminable at the will of the Company.  As of the date of this Agreement, except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due.  The Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(f)           To the Company’s knowledge, none of its officers, directors, employees, or IP Consultants, has been:  (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

3.6           Subsidiaries.  The names of the Company’s subsidiaries (collectively, the “Subsidiaries”) are set forth in the SEC Filings (as defined below).  All of the Subsidiaries are directly or indirectly wholly-owned by the Company.

3.7           Due Authorization; No Violation.  All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement and the authorization, issuance, and delivery of the Shares being sold under this Agreement, have been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the Contemplated Transactions will (i) conflict with or result in a breach of any provision of the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) or the Amended and Restated Bylaws of the Company (the “Bylaws”), (ii) conflict with, result in a violation or breach of, or cause a default (or give rise to any right of termination, cancellation or acceleration), or result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of the Subsidiaries, under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company is a party or (iii) to the Company’s knowledge, violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority.  The business and operations of the Company and its Subsidiaries have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.8           Valid Issuance of Stock.  The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable and free and clear of all pledges, Liens and restrictions (other than those arising under federal or state securities laws as a result of the private placement of the Shares to Purchaser).

3.9           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Shares, or the consummation of the Contemplated Transactions, except for qualifications or filings which are not required prior to the Initial Closing under the Securities Act and the applicable rules and regulations (the “Rules and Regulations”) of the SEC under the Securities Act, and all other applicable securities laws, as may be required in connection with the Contemplated Transactions.

3.10           Application of Takeover Protections; Rights Agreement.  The Company and the Board of Directors of the Company (the “Board”) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Restated Certificate or the laws of any jurisdiction which is or could become applicable to Purchaser or otherwise effective as a result of the Contemplated Transactions.

3.11           Acknowledgment Regarding Purchaser’s Purchase of Shares.  The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the Contemplated Transactions and that:  (i) Purchaser is not an officer or director of the Company, (ii) as of the date immediately prior to the date hereof, Purchaser was not (x) an “affiliate” of the Company (as defined in Rule 144 of the Securities Act) or (y) to the knowledge of the Company, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Exchange Act (as defined below)) of more than ten percent (10%) of the outstanding shares of Common Stock.  The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Contemplated Transactions, and any advice given by Purchaser or any of its representatives or agents in connection with this Agreement and the Contemplated Transactions is merely incidental to Purchaser’s purchase of the Shares.

3.12           Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company:  (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.13           OTC Bulletin Board.  The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is quoted on the OTC Bulletin Board under the symbol “ADMP”.  The Common Stock is not listed or traded on NASDAQ or a national securities exchange or, to the Company’s knowledge, on any other exchange or trading board.  The Company is in material compliance with all applicable eligibility, listing and maintenance requirements of the OTC Bulletin Board.

3.14           Governmental Permits, Etc.  The Company possesses all licenses, franchises, governmental approvals, permits or other governmental authorizations (collectively, “Authorizations”) relating to or required in connection with the operation of the respective businesses of the Company and its Subsidiaries, except for those Authorizations the failure of which to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.15           Transactions With Affiliates.  Except as set forth in the SEC Filings filed before the date of this Agreement, as of the date hereof, none of the officers, directors or employees of the Company is presently a party to or directly or indirectly interested in any transaction involving the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.  None of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees or competitors.

3.16           Intellectual Property.

(a)           All patents used or held for use in or related to the respective businesses of the Company and its Subsidiaries and that are material to the business of the Company and its Subsidiaries (considered together) as now conducted and as presently proposed to be conducted (assuming successful development of all products in development) (“Company Patents”) are, to the Company’s knowledge (without having conducted any specific investigation or inquiry in connection with the Contemplated Transactions), valid and enforceable.  Except as disclosed in the SEC Filings, no Intellectual Property (as defined below) used or held for use in or related to the respective businesses of the Company and its Subsidiaries and that is material to the business of the Company and its Subsidiaries (considered together) as now conducted and as presently proposed to be conducted (assuming successful development of all products in development) (the “Company IP”) has, to the Company’s knowledge, been or is now involved in any cancellation, dispute or litigation, and, to the Company’s knowledge, no such action is threatened.  No Company Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding.  For purposes of this Agreement, the term “Intellectual Property” means all of the following:  (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) protected formulae, formulations, processes, methods, trade secrets, proprietary computer software (including but not limited to data, data bases and documentation), and (vi) manufacturing research and similar technical information, engineering know-how, supplier information, test data and drawings.

(b)           Except as disclosed in the SEC Filings, all of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than US$10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and to the Company’s knowledge there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c)           Except as disclosed in the SEC Filings, the Company and its Subsidiaries own or have the valid right to use all of the Company IP free and clear of all Liens, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses.  Each employee and IP consultant has assigned to the Company all Intellectual Property rights he or she owns (or, in the case of an IP Consultant, the rights relating to the services such IP Consultant was retained to perform for and deliver to the Company) that is used or held for use in or related to the respective businesses of the Company and its Subsidiaries as now conducted and as presently proposed to be conducted (assuming successful development of all products in development).  No current or former employee or consultant who has substantially contributed Intellectual Property to the Company IP has excluded works or inventions from his or her assignment of inventions pursuant to such person’s Confidential Information Agreement (as defined below).  The Company is not aware that any of its employees or consultants is in violation thereof.  To the Company’s knowledge, the Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property used or held by the Company that is material to the business of the Company and its Subsidiaries(considered together) as now conducted and as presently proposed to be conducted (assuming successful development of all products in development), except where failure to have such rights would not reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in the SEC Filings, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve indemnification by the Company with respect to infringements of Intellectual Property rights.

(d)           To the Company’s knowledge (without having conducted any specific investigation relating to the Contemplated Transactions), the conduct of the Company’s and its Subsidiaries’ businesses, as currently conducted, does not infringe or otherwise impair or conflict with (collectively, “Infringe”), any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s knowledge, the Company IP is not being Infringed by any third party.  Except as disclosed in the SEC Filings, there is no litigation or order pending or outstanding or, to the Company’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Company IP and the Company’s and its Subsidiaries’ use of any Intellectual Property owned by a third party, and, to the Company’s knowledge, there is no valid basis for the same.

(e)           The consummation of the Contemplated Transactions will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Company IP.

(f)           Each person who has been an employee, or IP Consultant, of or to the Company during the preceding twelve (12) months who has had access to Confidential Information (as defined below) of the Company has executed an agreement (a “Confidential Information Agreement”) to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof, except where failure to have executed such an agreement would not reasonably be expected to result in a Material Adverse Effect.  To the Company’s knowledge, except under valid, enforceable and comprehensive confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information (as defined below) to any third party.  For purposes of this Agreement, the term “Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

3.17           Financial Statements.  The financial statements of the Company and the related notes thereto, in each case included in the SEC Filings, present fairly the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified (except that the unaudited financial statements do not contain all notes required by GAAP and are subject to normal year-end audit adjustments).  Such financial statements (including the related notes) have been prepared in accordance with GAAP, subject in the case of unaudited financial statements to normal year-end audit adjustments.

3.18           Internal Accounting Controls.  Except as set forth in the SEC Filings, the Company maintains a system of internal accounting controls sufficient, in the judgment of the Board, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.19           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.20           No Registration.  Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, Purchaser in Section 4 hereof, no registration of the Shares under the Securities Act is required in connection with the issuance and sale of the Shares to Purchaser as contemplated by this Agreement.

3.21           Absence of Certain Changes.  Since March 31, 2010, except as disclosed in SEC Filings after such date, there has not been:

(a)           any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)           any material damage, destruction or loss, whether or not covered by insurance;

(c)           any waiver or compromise by the Company of a valuable right or of a debt owed to it;

(d)           any satisfaction or discharge of any Lien, claim, or encumbrance or payment of any obligation by the Company, except for the payment of outstanding Indebtedness or except in the ordinary course of business;

(e)           any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)            any change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)           any resignation or termination of employment of any executive officer of the Company;

(h)           any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company, with respect to any of its properties or assets, except Liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not impair the Company’s use of such property or assets;

(i)            any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

(j)            any dividend, declaration, setting aside or payment or other distribution in respect of any class of stock or other securities of the Company, or any direct or indirect redemption, purchase, or other acquisition of any of such Common Stock or other securities by the Company;

(k)           any sale, assignment or transfer of any Intellectual Property;

(l)            receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)          to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n)           any arrangement or commitment by the Company to effect or that could reasonably be expected to result in the occurrence of any of the changes specified in Subsections 3.21(a) through 3.21(m) above.

3.22           Investment Company.  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.23           Tax Matters.  The Company and each Subsidiary have each timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental authorities and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s knowledge, any basis for the assessment of any material additional taxes, penalties or interest for any fiscal period or audits by any taxing authority.  All material taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

3.24           Title to Properties.  Except as disclosed in the SEC Filings, the Company and each Subsidiary each has good and marketable title to all real properties and all other material properties and assets owned by it, in each case free from Liens, claims, and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company and each Subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.25           Environmental Matters.  To the Company’s knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental authority or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

3.26           Litigation.

(a)           Except as set forth in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties, and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(b)           Except as set forth in the SEC Filings, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action, suit, proceeding, or investigation involving a claim of violation of or liability under securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is no pending or contemplated investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of, respectively, any prospectus or registration statement filed by the Company or any Subsidiary.

3.27           Brokers and Finders.  No Person will have, as a result of the Contemplated Transactions, any valid right, interest or claim against or upon the Company, any Subsidiary or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.28           No Registration Rights.  Except as described in the SEC Filings, no Person has any right to require the Company to effect a registration under the Securities Act of any securities of the Company.

3.29           Employee Benefit Plans.  Section 3.29 of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Company has made all required contributions and has no material liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and to its knowledge has complied in all material respects with all applicable laws for any such employee benefit plan.

3.30           Real Property Holding Corporation.  The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder.  The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

3.31           Investment Company.  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.32           SEC Filings.  The Company has filed all reports, registration statements, prospectuses and other information required to be filed (the “SEC Filings”) with the SEC pursuant to the Exchange Act and the Securities Act.  On their respective dates of filing, the SEC Filings complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the published rules and regulations of the SEC promulgated thereunder.  On their respective dates of filing, the SEC Filings did not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and all financial statements contained in the SEC Filings (the “Financial Statements”) fairly present the financial position of the Company on the dates of such statements and the results of operations for the periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods (“GAAP”), except as otherwise indicated in the notes to such financial statements.

3.33           Disclosure.  The representations and warranties made by the Company in this Agreement (including the Disclosure Schedule and other material disclosed in writing to Purchaser) and the SEC Filings when read together do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements herein as a whole not misleading.

4           REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF PURCHASER.  Purchaser hereby represents and warrants to, and agrees with, the Company, that:

4.1           Authorization.  All action (corporate or otherwise) on the part of Purchaser and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of Purchaser under, this Agreement has been taken or will be taken prior to the Initial Closing, and this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4.2           Purchase for Own Account.  The Shares to be purchased by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.  Purchaser also represents that Purchaser has not been formed for the specific purpose of acquiring the Shares.

4.3           Disclosure of Information.  Purchaser has received and/or had full access to a copy of the SEC Filings and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by Purchaser under this Agreement.  Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to make its investment decision.

4.4           Investment Experience.  Purchaser understands that the purchase of the Shares involves substantial risk.  Purchaser (i) has experience as an investor in securities of companies in the development stage, (ii) acknowledges that Purchaser is able to fend for itself, (iii) can bear the economic risk of Purchaser’s investment in the Shares and (iv) has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.

4.5           Accredited Investor Status.  Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.6           Restricted Securities.  Purchaser understands that the Shares, once purchased, will be characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and the Rules and Regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and after certain holding period requirements have been satisfied.  In this connection, Purchaser represents that Purchaser is familiar with Rule 144 and Regulation S of the SEC and understands the resale limitations imposed thereby and by the Securities Act.

4.7           Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares, unless and until:

(a)           there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           Purchaser shall have furnished the Company, at the expense of Purchaser or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

(c)           Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required for any sale of any Shares in compliance with Rule 144, provided that Purchaser furnishes the Company with customary documentation regarding compliance with Rule 144.

4.8           Legend.

(a)           It is understood that any certificates evidencing the Shares will bear the legend set forth below:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION.  ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

(b)           The legend set forth in paragraph (a) shall, upon the request of Purchaser, be promptly removed by the Company from any certificate evidencing Shares upon delivery to the Company of an opinion of counsel to Purchaser, reasonably satisfactory to the Company, that the legended security can be freely transferred without a registration statement being in effect under the Securities Act.

4.9           Compliance With Laws.  Purchaser has satisfied the laws of Purchaser’s jurisdiction in connection with the Contemplated Transactions, including (i) the legal requirements within the jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase or holding of the Shares.

4.10         Regulation S.  Purchaser is not a United States person (as defined in Regulation S of the Securities Act) (a “U.S. Person”), and in order to establish the basis for an exemption for the offer and sale of the Shares under Regulation S promulgated under the Securities Act for offshore transactions with non-U.S. Persons, Purchaser makes the representations, warranties and acknowledgements set forth on Exhibit B attached hereto.

4.11         Regulatory Approvals.  Purchaser has disclosed to the Company any governmental, foreign exchange or regulatory approvals or consents that, to its knowledge, are required to be obtained under the laws of its jurisdiction of organization in order for Purchaser to purchase the Shares as contemplated by this Agreement.

5           COVENANTS AND ADDITIONAL PROVISIONS.

5.1           Regulatory Approvals.  Promptly after the date of this Agreement, Purchaser shall use all commercially reasonable efforts to obtain all required governmental, foreign exchange and regulatory approvals or consents in its jurisdiction of organization and any approvals from any other third parties, and to satisfy the legal requirements applicable to Purchaser relevant to the purchase or holding of the Shares.

5.2           Cooperation.  Purchaser shall provide such assistance, information and documentation as the Company may reasonably request in connection with the Company’s obligations under any applicable federal or state laws or regulations concerning investments in the Company by non-U.S. Persons or other similar reporting obligations.

5.3           Consummation of Transaction.  The Parties shall use all commercially reasonable efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions.

5.4           [RESERVED]

5.5           Use of Proceeds.  Except as the Purchaser may otherwise approve, the Company shall use the proceeds from the sale of Shares solely in accordance with Exhibit C to this Agreement with such variances, not to exceed two percent (2%) without the Purchaser’s consent, deemed necessary or desirable by management in light of actual future developments.

5.6           Disclosure of Transactions and Other Material Information.  On or before 8:00 a.m. in Washington, D.C. on the business day immediately following (a) the Initial Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the Contemplated Transactions in the form required by the Exchange Act and (b) unless not required under applicable securities laws and rules and regulations of the SEC, each Closing Date after the Initial Closing Date, the Company shall file a Current Report on Form 8-K describing such Closing in the form required by the Exchange Act.  Before the initial Form 8-K is filed following the Initial Closing Date, neither the Company nor its Subsidiaries nor Purchaser shall issue any press releases or any other public statements with respect to the Contemplated Transactions.  The Company shall consult with Purchaser regarding the initial press release and any subsequent press release regarding the Contemplated Transactions following the Initial Closing Date or any subsequent Closing Date.  Neither the Company nor its Subsidiaries shall issue any other press releases or any other public statements with respect to the Contemplated Transactions or the Purchaser or its Affiliates without the prior written consent of Purchaser; provided, however, that after the initial press release regarding the Contemplated Transactions, the Company may make public statements in press releases or otherwise concerning the Contemplated Transactions that are consistent in all material respects with such initial press release and other public statements concerning the Contemplated Transactions; and provided further, that any such subsequent public statements by the Company that name or provide any information concerning the Purchaser, or any of its Affiliates, shall require the prior written consent of the Purchaser.

5.7           Compliance with Laws.  The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to have a Material Adverse Effect on the Company.

5.8           Information Rights.  For purposes of this Agreement, a “Governance Event” means the occurrence of one of the following:  (i) a majority of the persons who constitute the Board are persons who the board of directors of the Company has in good faith determined are “independent” under the rules, regulations and standards promulgated by (A) the SEC and (B) Nasdaq or the New York Stock Exchange, and all of the members of the audit and compensation committees of the Board are independent; or (ii) Purchaser’s divestiture of Shares resulting in Purchaser holding fewer than twenty million (20,000,000) Shares; or (iii) the sale of all or substantially all of the assets of the Company or a merger, consolidation or similar transaction in which the shareholders of the Company immediately before the transaction hold less than a majority of the outstanding shares of the Company (or its parent) immediately after consummation of the transaction.  From and after the date of the Initial Closing and until the earlier of (1) the termination of this Agreement by the Company pursuant to Section 10.1(e) and (2) a Governance Event (such period, the “Governance Period”), the Company shall deliver to Purchaser (unless any of following are filed with the SEC through EDGAR and are available to the public through the EDGAR system):

(a)           as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (or, if the Company has filed a Form 12b-25 (or any successor form) with the SEC then within the period of time specified in Rule 12b-25 for filing its annual report on Form 10-K with respect to such fiscal year), (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year, with an explanation comparable to the explanation to be included in an annual report on Form 10-K of any material differences between such amounts, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)           as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company (or, if the Company has filed a Form 12b-25 (or any successor form) with the SEC then within the period of time specified in Rule 12b-25 for filing its quarterly report on Form 10-Q with respect to the most recently completed quarter), unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)           as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit Purchaser to calculate its respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)           as soon as practicable, but in any event within thirty (30) days, following the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP) and a report summarizing all new information that management reasonably believes is material relating to litigation, regulatory matters, defaults, and other events and occurrences with respect to the Company; and

(e)           as soon as practicable, but in any event not less than thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board, including balance sheets, income statements, and statements of cash flow for each month and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(f)           with respect to the financial statements called for in Sections 5.8(a), 5.8(b) and 5.8(d), a certificate signed by the chief financial officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Sections 5.8(b) and 5.8(d)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein;

(g)           as soon as practicable, but in any event within thirty (30) days of the end of each month, a summary of the status of all products under development, including, for each product:  (i) regulatory status and expected timing for each phase of the U.S. Food and Drug Administration (“FDA”) approval process, (ii) results of interim testing, (iii) cost of development (historical and projected) and (iv) a summary of critical technology or research necessary for FDA approval;

(h)           copies of all reports, opinions, applications or other documentation related to the process of obtaining FDA approval for any of the Company’s products currently marketed or under development;

(i)            copies of any reports filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, copies of any such reports or documents, provided that such reports or other documents are not available to the public;

(j)            copies of all other documents or other information sent to any Person in such Person’s capacity as a shareholder of the Company, and notice of any material liabilities incurred by or threatened against, and any material lawsuit or other material claim filed or threatened against, the Company or any Affiliate thereof; and

(k)           such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as Purchaser may from time to time reasonably request.

If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.

5.9           Matters Requiring Purchaser Approval.  During the Governance Period, the Company shall not, without the prior written consent of Purchaser:

(a)           make, or permit any Subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity, unless it is wholly owned by the Company;

(b)           make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business;

(c)           guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness, except for trade accounts of the Company or any Subsidiary arising in the ordinary course of business;

(d)           make any investment inconsistent with any investment policy approved by the Board;

(e)           incur any aggregate Indebtedness in excess of US$50,000, other than trade credit incurred in the ordinary course of business;

(f)           enter into or be a party to any transaction with any director, executive officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person; provided, however, that the Company and/or the Board of Directors of the Company (the “Board”) may, without the consent of Purchaser, appoint independent directors to the Board and may enter into customary indemnification agreements and other customary arrangements with such directors;

(g)          change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(h)          change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i)           acquire or begin development of any product not currently under development by the Company or abandon the development of any product currently under development by the Company;

(j)           sell, assign, license, pledge, or encumber material technology or Intellectual Property;

(k)          enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than US$50,000;

(l)           amend or otherwise modify the Restated Certificate, the Bylaws or the equivalent organizational documents of any of its Subsidiaries, in any material respect;

(m)         with the exception of the Contemplated Transactions, agreements currently in place and disclosed to Purchaser and employee stock plans, issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any equity interests of the Company or any of the Subsidiaries, (ii) any options, warrants, convertible securities or other rights of any kind to acquire any equity interest, or any other ownership interest, of the Company or any of the Subsidiaries, or (iii) any material portion of the assets of the Company or any of the Subsidiaries;

(n)          reclassify, combine, split, subdivide, redeem, purchase, or otherwise acquire, directly or indirectly, any of the securities of the Company or the Subsidiaries, except pursuant to agreements that are outstanding on the Closing Date;

(o)          adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Subsidiaries or permit the corporate existence of the Company or any of the Subsidiaries or the rights or franchises or any license, permit or authorization under which the business of the Company or any of the Subsidiaries operates, to be suspended, lapsed or revoked; or

(p)          agree to do any of the foregoing.

5.10           Listing of Shares.  The Company shall use all commercially reasonable efforts to comply with such requirements so that the Common Stock will continue to be listed on at least one of the OTC Bulletin Board, NASDAQ, American Stock Exchange or the New York Stock Exchange.  The Company shall promptly secure the listing of all of the Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the OTC Bulletin Board, NASDAQ or the New York Stock Exchange.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this section.

5.11           Opinions.  In connection with an opinion to be rendered in connection with Sections 4.7 or 4.8, the Company shall, to the extent it is able, provide such certifications as Purchaser’s counsel may reasonably deem necessary for the delivery of such opinion.

5.12           Blue Sky.  The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to Purchaser at the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Initial Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Dates.

5.13           Employee Agreements.  The Company will (a) cause each person hereafter employed by it or by any subsidiary, and (b) use commercially reasonable efforts to cause each person now employed by it or by any subsidiary with access to material confidential information and/or trade secrets, to the extent any such person has not already, to enter into a traditional nondisclosure and proprietary rights assignment agreement substantially in the form approved by the Board of Directors, and will use commercially reasonable efforts to cause each person engaged by the Company or any subsidiary as an IP Consultant to enter into customary arrangements to maintain the confidentiality of the Company’s confidential or trade secret information and assign to the Company the intellectual property rights relating to deliverables resulting from the services that such IP Consultant agrees to perform for the Company under the Company’s agreements with such IP Consultant.

6           CONDITIONS TO PURCHASER’S OBLIGATIONS AT CLOSING.

6.1            Closing Conditions.  The obligations of Purchaser under Section 2 of this Agreement to purchase the Shares at each Closing are subject to the fulfillment or waiver, on or before the applicable Closing Date, of each of the conditions set forth below, and the Company shall use all commercially reasonable efforts to cause such conditions to be satisfied on or before such Closing Date.  These conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion.

(a)           Representations and Warranties True.  Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date, except that with respect to the Milestone Closings, the failure of a representation or warranty to be true and correct as if made on and as of a Milestone Closing Date because of actions or events occurring after the Initial Closing Date in the ordinary course of the Company’s business which have not resulted in a Material Adverse Effect shall not be deemed to be a failure to satisfy the closing condition set forth in this paragraph.

(b)           Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement or the Registration Rights Agreement (as defined below) that are required by this Agreement or the Registration Rights Agreement to be performed or complied with by it on or prior to or on the applicable Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)           No Material Adverse Effect.  There shall not have occurred a Material Adverse Effect between the date of this Agreement and such Closing Date.

(d)           Officer’s Certificate.  The President of the Company shall have delivered to Purchaser a certificate, dated as of the Closing Date, certifying that (i) the conditions specified in Subsections 6.1(a), 6.1(b), 6.1(c), 6.1(h), 6.1(i), 6.1(k) and 6.1(l) have been satisfied, and (ii) in the case of any Milestone Closing, the condition specified in Subsections 6.1(n) has been satisfied.

(e)           Opinion of Company Counsel.  Purchaser shall have received from Weintraub Genshlea Chediak, counsel for the Company, an opinion, dated as of the applicable Closing Date, in substantially the form of Exhibit D attached to this Agreement.

(f)            Secretary’s Certificate.  The Secretary of the Company shall have delivered to Purchaser a certificate, executed on behalf of the Company by its Secretary, dated as of the applicable Closing Date, certifying (i) the resolutions adopted by the Board approving the Contemplated Transactions, (ii) the Restated Certificate, (iii) the Bylaws and (iv) the signatures and authority of Persons signing the Agreement, the Registration Rights Agreement, and any certificates or other documents on behalf of the Company.

(g)           [RESERVED]

(h)           Preemptive Rights.  The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights relating to any of its securities.

(i)            Regulatory Approvals.  Purchaser shall have obtained all material required governmental, foreign exchange and regulatory approvals or consents in its jurisdiction of organization that are required under the laws of its jurisdiction of organization in order for Purchaser to purchase the Shares as contemplated by this Agreement.

(j)            Registration Rights Agreement.  The Company and Purchaser shall have entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of the Initial Closing Date, in substantially the form of Exhibit E attached to this Agreement.

(k)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the Contemplated Transactions.

(l)            No Proceedings or Litigation.  No action, suit or proceeding by or before any governmental authority or arbitrator shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the Contemplated Transactions, or seeking damages in connection with such Contemplated Transactions.

(m)           Milestones.  With respect to the Milestone Closings only, the milestone events applicable to such Milestone Closing, as specified in Exhibit A attached to this Agreement (the “Applicable Milestones”) shall have occurred or been achieved; provided that, the determination of whether the Applicable Milestones have been achieved as of any date shall be made by Purchaser in its reasonable discretion.

7           CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.

7.1           Closing.  The obligations of the Company under this Agreement to sell the Shares to Purchaser at each Closing are subject to the fulfillment or waiver, on or before the applicable Closing Date, of the conditions set forth below, and Purchaser shall use all commercially reasonable efforts to cause such conditions to be satisfied on or before such Closing Date.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Representations and Warranties.  Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date.

(b)           Performance.  Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required by this Agreement to be performed or complied with by it on or prior to the applicable Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)           Regulatory Approvals.  Purchaser shall have obtained all material required governmental, foreign exchange and regulatory approvals or consents in its jurisdiction of organization that are required under the laws of its jurisdiction of organization in order for Purchaser to purchase the Shares as contemplated by this Agreement.

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the Contemplated Transactions.

8           [RESERVED]

9           ADDITIONAL ISSUANCES OF SECURITIES.

9.1           Right of First Offer.  Subject to the terms and conditions of this Section 9.1 and applicable securities laws, during the Governance Period, if the Company proposes to offer or sell any New Securities (as defined below) in a transaction primarily for purposes of financing the operations or business of the Company and its Subsidiaries, the Company shall first offer such New Securities to Purchaser in accordance with the procedures set forth in this Section 9.1.  Purchaser shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates (as defined below) in such proportions as it deems appropriate.  For purposes of this Agreement:  (x) “Affiliate”, with respect to any Party, means an entity over fifty percent (50%) of the voting securities of which are directly or indirectly owned by such Party, or an entity that directly or indirectly owns over fifty percent (50%) of the voting securities of such Party, and (y) “New Securities” means any securities (as defined by the Securities Act and the Rules and Regulations) of the Company proposed or intended to be offered, issued or exchanged by the Company during the Governance Period; provided, however, that “New Securities” shall not include any of the following:

(i)           shares issued or sold upon the exercise of any options, convertible security, warrant or other right or agreement to which the Company is party that is outstanding on the date of this Agreement;

(ii)          shares of Common Stock or options therefor (or similar equity incentives) issued to employees, consultants, officers, directors or vendors (if in transactions with primarily non-financing purposes) of or to the Company;

(iii)         shares of Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued;

(iv)         shares issued in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale or purchase of assets, sale or exchange of stock or otherwise;

(v)          shares issued in exchange for the acquisition or in-licensing of intellectual property rights, products or technologies; or

(vi)         shares of Common Stock issued or issuable in exchange for other than cash in connection with any other transaction that is not for the primary purpose of financing the Company’s business.

(a)           The Company shall give notice (the “Offer Notice”) to Purchaser, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price (or range of proposed prices) and other material terms (to the extent then-known), if any, upon which it proposes to offer such New Securities.

(b)           By notification (the “New Securities Purchase Notice”) to the Company within ten (10) business days after the Offer Notice is given (the “New Securities Sale Election Period”), Purchaser may elect to purchase or otherwise acquire all or any portion of the New Securities at the price (expressed on per share basis, if applicable) and on the terms specified in the Offer Notice.  If the Company delivers a New Securities Purchase Notice, the Parties shall cooperate to enter into a definitive purchase agreement as promptly thereafter as reasonably practicable.

(c)           If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 9.1(b), the Company may, during the ninety (90) day period following the expiration of the New Securities Sale Election Period (or, if the offering is pursuant to a registration statement filed with the SEC, then within sixty (60) days after the registration statement is declared effective by the SEC), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable in material respects to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement (or, if the agreement contemplates multiple closings, the initial closing) is not consummated within thirty (30) days of the execution thereof, the right provided under this Section 9 shall be deemed to be revived and such New Securities shall not be offered, unless first reoffered to Purchaser in accordance with this Section 9.

10           TERMINATION OF AGREEMENT.

10.1           Termination.  This Agreement may be terminated:

(a)           at any time by mutual written consent of the Company and Purchaser;

(b)           (i) by Purchaser if satisfaction of any of the conditions in Section 6 is or becomes impossible prior to any Closing Date (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before such Closing Date; or (ii) by the Company, if satisfaction of any of the conditions in Section 7 hereof is or becomes impossible prior to any Closing Date (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before such Closing Date;

(c)           [reserved];

(d)           by either Party if a Milestone Closing shall not have been consummated by applicable Milestone Closing Outside Date as set forth on Exhibit A; provided, however, that the right to terminate this Agreement pursuant to this Subsection 10.1(c) shall not be available to a Party if such Party’s failure to fulfill or diligently pursue fulfillment of any material obligation under this Agreement has been a principal cause of or resulted in the failure of such Milestone Closing to occur on or before the applicable Milestone Closing Outside Date;

(e)           by either Party if a material breach of any provision of this Agreement has been committed by the other Party and such breach has not been waived or cured within ten (10) business days after the date of delivery of a notice from such Party to the other Party specifying in reasonable detail the nature of the alleged material breach; provided, that (i) no such notice need be given in the case of a material breach that cannot by its nature by cured, and (ii) for purposes of determining whether there has been a material breach of any provision of this Agreement, all references to “material” and “Material Adverse Effect” (or similar words or phrases) shall be ignored;

(f)           by Purchaser if a material breach of any provision of the Registration Rights Agreement has been committed by the Company and such breach has not been waived or cured within ten (10) business days after the date of delivery of a notice from such Party to the other Party specifying in reasonable detail the nature of the alleged material breach; provided, that (i) no such notice need be given in the case of a material breach that cannot by its nature by cured, and (ii) for purposes of determining whether there has been a material breach of any provision of the Registration Rights Agreement, all references to “material” and “Material Adverse Effect” (or similar words or phrases) shall be ignored; or

(g)           at any time by either Party if a court of competent jurisdiction or other governmental authority shall have issued a non-appealable final order, decree or ruling or taken any other non-appealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions; provided, however, that neither Party may terminate this Agreement pursuant to this Subsection 10.1(g), unless that Party first shall have used all commercially reasonable efforts to procure the removal, reversal, dissolution, setting aside or invalidation of any such order, decree, ruling or action.

10.2           Effect of Termination.  In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect; provided, however, that (i) Sections 5.2, 5.5, 5.8, 5.9, 5.10, 5.11, 5.12, 9, 10.2, 11 and 12 shall survive the termination of this Agreement and shall remain in full force and effect and (ii) the termination of this Agreement shall not relieve any Party from any liability for any breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

11           BOARD MATTERS.

11.1           Board Observer.  For purposes of this Agreement, the “Board Observer Period” shall commence after the Initial Closing and shall continue until the earlier to occur of the following events:  (i) Purchaser divests Shares resulting in Purchaser holding fewer than twenty million (20,000,000) Shares; (ii) the number of Shares held by Purchaser represents less than ten percent (10%) of the outstanding shares of Common Stock of the Company; or (iii) the sale of all or substantially all of the assets of the Company or a merger, consolidation or similar transaction in which the shareholders of the Company immediately before the transaction hold less than a majority of the outstanding shares of the Company (or its parent) immediately after consummation of the transaction.  During the Board Observer Period, the Company shall allow a representative of Purchaser, reasonably satisfactory to the Company, to attend all meetings of the Board in a non-voting observer capacity (the “Observer”).  The Observer shall (i) be entitled to attend each telephonic or in person meeting of the Board; (ii) not have any voting rights; and (iii) not be included for the purposes of determining the presence of a quorum at any meeting of the Board.  The Company shall provide to Purchaser the same notices, minutes, consents and other materials that the Company provides to its directors at the same time and in the same manner as provided to such directors.  The Company shall have the right to withhold any information and to exclude the Observer from any portion of a meeting if the Chairman of the Board or a majority of members of the Board reasonably and in good faith determine, upon advice of counsel, that access to such information or attendance would (i) jeopardize the attorney-client privilege between the Company and its counsel or (ii) result in a violation of any applicable law or would otherwise be inappropriate due to conflicting or differing interests between the Company and Purchaser or any Affiliate of Purchaser or any Person of which Purchaser is an Affiliate.  The rights set forth in this Section are contingent upon the Observer and Purchaser agreeing to hold in confidence and trust all information provided to it or learned by it in connection with its rights under this Section.  The Observer and Purchaser shall not disclose or use such information other than for a Company purpose or with the Company’s consent or use such information in connection with managing Purchaser’s investment in the Company.  Purchaser acknowledges that it is aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and it agrees not to engage in any unlawful trading in securities of the Company or unlawful misuse or misappropriation of any such information.

11.2           Visitation Rights.  At all times during the Board Observer Period, the Company shall permit a representative of Purchaser, at Purchaser’s expense, to visit and inspect the Company’s offices and discuss the Company’s affairs, finances and business with its officers, all at such reasonable times as may be requested by Purchaser.  Such discussions may also be via telephone or video conference.

11.3           Meetings of the Board of Directors.  During the Board Observer Period, unless agreed to otherwise by Purchaser, the Board of Directors shall meet at least two times per quarter in accordance with an agreed-upon schedule and reasonable accommodation shall be made to allow the Observer to participate.

12           MISCELLANEOUS.

12.1           Survival of Warranties.  The representations, warranties and covenants of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each of the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Purchaser, their counsel or the Company, as the case may be.

12.2           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

12.3           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware, United States of America.

12.4           Dispute Resolution.  Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled under the rules of the American Arbitration Association (“AAA Rules”) in New York by a single arbitrator appointed in accordance with the AAA Rules.  Judgment on the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof.  The determination of the arbitral tribunal shall be final and binding on the parties.

12.5           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.6           Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

12.7           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described.  Specifically, (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or email of a PDF document (with confirmation of transmission), then such notice shall be deemed given (x) if sent during normal business hours of the recipient, on the date such facsimile or email was sent, and (y) if sent after normal business hours of the recipient, on the next business day after the date such facsimile or email was sent, (iii) if given by internationally recognized air courier, then such notice shall be deemed given upon the confirmed receipt of such notice by the recipient.  All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten (10) days advance written notice to the other Party:

If to the Company:

Adamis Pharmaceuticals Corporation
2658 Del Mar Heights Road, #555
Del Mar, CA  92014

Email:  adcarlo@aol.com

Attn:  President

With a copy (with shall not constitute notice) to:

Weintraub Genshlea Chediak
400 Capitol Mall, 11th Floor
Sacramento, CA  95814

Attn:  C. Kevin Kelso, Esq.

Fax:  +1 (916) 446-1611

Email:  kkelso@weintraub.com

If to Purchaser:

Eses Holdings (FZE)
P.O. Box 9366
Sharjah, United Arab Emirates

Email:  shayan@rahman.net

With copies to (with shall not constitute notice) to:

Curtis, Mallet-Prevost, Colt &Mosle LLP
The Gate Village Building 1, Level 1, Unit 105
Dubai International Financial Centre
P.O. Box 9498
Dubai, United Arab Emirates

Attn:  Peter Stewart, Esq.

Fax:  +971 4 325 9143

Email:  pstewart@curtis.com

and

Curtis, Mallet-Prevost, Colt &Mosle LLP
101 Park Avenue, 35th Floor
New York, NY  10178-0061

Attn:  Peter Stewart, Esq.

Fax:  +1 (212) 697-1559

Email:  pstewart@curtis.com

12.8           Finder’s Fees.  Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which Purchaser or any of its officers, partners, employees, or representatives is responsible; and the Company agrees to indemnify and to hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

12.9           Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, that in connection with the preparation of this Agreement, the Company shall pay an expense allowance to Purchaser or its designee(s) in an amount not to exceed US$25,000, which amount shall be withheld by Purchaser from amounts paid at the Initial Closing.

12.10         Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser, except that a Party may unilaterally waive any condition to such Party’s obligations at Closing set forth in Section 6 or 7, as applicable.

12.11         Severability.  If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

12.12         Entire Agreement.  This Agreement, together with the Registration Rights Agreement and any exhibits or schedules hereto or thereto, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties with respect to the subject matter hereof.

12.13         Further Assurances.  From and after the date of this Agreement, upon the request of Purchaser or the Company, the Company and Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

12.14         Confidential Information.  Purchaser agrees to keep confidential and not disclose any nonpublic information concerning the Company that Purchaser acquires from the Company; provided, however, that in the event that Purchaser learns any material nonpublic information about the Company of which it determines, upon advice of U.S. counsel, public disclosure is necessary, Purchaser shall have the right to require the Company to make promptly a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information.  Purchaser acknowledges that Purchaser is aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and it agrees not to engage in any unlawful trading in securities of the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

ADAMIS PHARMACEUTICALS CORPORATION		ESES HOLDINGS (FZE)

By:	/s/ Dennis J. Carlo	By:	/s/ Ahmed Shaman Fazlur Rahman
Name:	Dennis J. Carlo	Name:	Ahmed Shaman Fazlur Rahman
Its:	President and CEO	Its:	Owner and Manager

EXHIBIT A

MILESTONES

Milestone	Amount of Investment	Number of Shares	Milestone Events	Milestone Outside Date
1	US$2,500,000	10,000,000
●The following date shall have passed:  January 1, 2011
●Complete manufacture of the telomerase gene or CPC-100
●Submission to FDA of IND filing for telomerase vaccine or CPC-100 clinical study
●Licenses finalized for  telomerase vaccine
●Complete clinical trial protocol for three specialty pharma products
				April 30, 2011

2	US$2,500,000	10,000,000
●The following date shall have passed:  February 1, 2011
●Submit documentation to Institutional Review Board (IRB) for telomerase vaccine clinical trial
●Submission to FDA of IND filing for both telomerase vaccine and CPC100 clinical study
●Submit documentation to IRB for CPC100 clinical trial
●Begin manufacturing of CPC-200
●Complete clinical protocol for CPC200 clinical trial (everything except the dosing schedule)
				April 30, 2011

A-1

EXHIBIT B

REGULATION S REPRESENTATIONS

(a)           Purchaser understands and acknowledges that (A) the Shares are being sold in reliance upon an exemption from registration afforded by Regulation S promulgated under the Securities Act (or other applicable exemption from the registration requirements under the Securities Act), and that such Shares have not been registered with any state securities commission or authority; and (B) pursuant to the requirements of Regulation S, the Shares may not be transferred, sold or otherwise exchanged, unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to another available exemption thereunder.

(b)           Purchaser is not a U.S. Person (as defined under Regulation S) and is not acquiring the Shares of for the account of any U.S. Person; no director or executive officer of Purchaser (if a corporation) is a national or citizen of the United States; and Purchaser is not otherwise deemed to be a “U.S. Person” within the meaning of Regulation S.

(c)           Purchaser was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Agreement.

(d)           The offer leading to the sale evidenced hereby was made in an “offshore transaction.”  For purposes of Regulation S, Purchaser understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his/her behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the U.S.

(e)           Neither Purchaser, nor any affiliate or any Person acting on Purchaser’s behalf, has made or is aware of any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased hereby.

(f)           Purchaser understands that the Company is the seller of the Shares which are the subject of this Agreement, and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  Purchaser agrees that he/she will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or through any affiliate, nor shall he/she sell, transfer, hypothecate or otherwise convey the Shares other than to a non-U.S. Person.

(g)           Purchaser is purchasing the Shares for its own account and risk and not for the account or benefit of a U.S. Person (as defined in Regulation S) and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares.

(h)           Purchaser will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the Shares only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws.  The transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the U.S. or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

B-1

EXHIBIT C

USE OF FUNDS

Initial Closing

Amount:  US$4,975,000

Use of funds:

●   US$[*] – Operating expenses (including non-product salaries, legal, audit, insurance, rent, utilities, etc.)

●   US$[*] – Product development, biotech and specialty pharma products

●   US$[*] – Retirement of debt and AP

1st Milestone Closing:

Amount:  US$2,500,000

Use of funds:

●   US$[*] – Operating expenses (see above)

●   US$[*] – Product development, biotech and specialty pharma products

●   US$[*] – Retirement of debt and AP

2nd Milestone Closing:

Amount:  US$2,500,000

Use of funds:

●   US$[*] – Operating expenses (see above)

●   US$[*] – Product development, biotech and specialty pharma products

●   US$[*] – Retirement of debt and AP

C-1

EXHIBIT D

FORM OF OPINION OF COUNSEL

D-1

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

E-1